                                                                     Exhibit 1.3

================================================================================



                          INTERNET CAPITAL GROUP, INC.

                            (A Delaware corporation)

                                  $250,000,000

                  [ ]% Convertible Subordinated Notes due 2004


                               PURCHASE AGREEMENT
                               ------------------


Dated:  , 1999


================================================================================

                               TABLE OF CONTENTS

                                 -------------

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                                                                            ----

PURCHASE AGREEMENT
SECTION 1.  Representations and Warranties.....................................3
        (a)    Representations and Warranties by the Company...................3
                     (i)     Compliance with Registration Requirements.........3
                     (ii)    Independent Accountants...........................4
                     (iii)   Financial Statements..............................4
                     (iv)    No Material Adverse Change in Business............5
                     (v)     Good Standing of the Company......................5
                     (vi)    Good Standing of Subsidiaries and Material
                             Holdings..........................................6
                     (vii)   Capitalization....................................6
                     (viii)  Authorization of this Agreement...................7
                     (ix)    Authorization of the Securities...................7
                     (x)     Authorization of the Indenture....................7
                     (xi)    Description of the Securities and the Indenture...7
                     (xii)   Authorization and Description of Common Stock.....7
                     (xiii)  Absence of Defaults and Conflicts.................8
                     (xiv)   Absence of Labor Dispute..........................9
                     (xv)    Absence of Proceedings............................9
                     (xvi)   Accuracy of Exhibits..............................9
                     (xvii)  Possession of Intellectual Property...............9
                     (xviii) Absence of Further Requirements..................10
                     (xix)   Possession of Licenses and Permits...............10
                     (xx)    Title to Property................................11
                     (xxi)   Investment Company Act...........................11
                     (xxii)  Environmental Laws...............................11
                     (xxiii) Year 2000........................................12
                     (xxiv)  Authorization of Stock Dividend..................12
        (b)    Officer's Certificates.........................................12
SECTION 2. Sale and Delivery to Underwriters; Closing.........................13
        (a)    Initial Securities.............................................13
        (b)    Option Securities..............................................13
        (c)    Payment........................................................13
        (d)    Denominations; Registration....................................14
SECTION 3. Covenants of the Company...........................................14
        (a)    Compliance with Securities Regulations and Commission
               Requests.......................................................14
        (b)    Filing of Amendments...........................................15
        (c)    Delivery of Registration Statements............................15
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                                                                            PAGE
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        (d)    Delivery of Prospectus.........................................15
        (e)    Continued Compliance with Securities Laws......................16
        (f)    Blue Sky Qualifications........................................16
        (g)    Rule 158.......................................................17
        (h)    Use of Proceeds................................................17
        (i)    Listing........................................................17
        (j)    Restriction on Sale of Securities..............................17
        (k)    Restriction on Sale of Securities..............................17
        (l)    Reporting Requirements.........................................18
        (m)    Compliance with Rule 463.......................................18
SECTION 4. Payment of Expenses................................................18
        (a)    Expenses.......................................................18
        (b)    Termination of Agreement.......................................18
SECTION 5. Conditions of Underwriters' Obligations............................19
        (a)    Effectiveness of Registration Statement........................19
        (b)    Opinions of Counsel for Company................................19
        (c)    Opinion of Counsel for Underwriters............................19
        (d)    Officers' Certificate..........................................19
        (e)    Accountant's Comfort Letters...................................20
        (f)    Bring-down Comfort Letter......................................20
        (g)    No Objection...................................................20
        (h)    Maintenance of Rating..........................................20
        (i)    Conditions to Purchase of Option Securities....................21
                     (i)     Officers' Certificate............................21
                     (ii)    Opinion of Counsel for Company...................21
                     (iii)   Opinion of Special 1940 Act Counsel..............21
                     (iv)    Opinion of Counsel for Underwriters..............21
                     (v)     Bring-down Comfort Letter........................21
                     (vi)    No Downgrading...................................21
SECTION 6. Indemnification....................................................22
        (a)    Indemnification of Underwriters................................22
        (b)    Indemnification of Company, Directors and Officers.............23
        (c)    Actions against Parties; Notification..........................24
        (d)    Settlement without Consent if Failure to Reimburse.............24
SECTION 7. Contribution.......................................................25
SECTION 8. Representations, Warranties and Agreements to Survive Delivery.....26
SECTION 9. Termination of Agreement...........................................27
        (a)    Termination; General...........................................27
        (b)    Liabilities....................................................27
SECTION 10. Default by One or More of the Underwriters........................27
SECTION 11. Notices...........................................................28


                                      ii
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                                                                            PAGE
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SECTION 12. Parties...........................................................28
SECTION 13. GOVERNING LAW AND TIME............................................29
SECTION 14. Effect of Headings................................................29

SCHEDULE A...............................................................Sch A-1
SCHEDULE B...............................................................Sch B-1
SCHEDULE C...............................................................Sch C-1

Exhibit A................................................................Ex. A-1
Exhibit B................................................................Ex. B-1

                          INTERNET CAPITAL GROUP, INC.
                            (A Delaware corporation)
                                  $250,000,000
                   % Convertible Subordinated Notes Due 2004

                               PURCHASE AGREEMENT
                               ------------------

                                                                         ,  1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
as Representatives of the several Underwriters
c/o   Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Internet Capital Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs & Co., and Deutsche Bank Securities Inc., are acting as Representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company's % Convertible Subordinated Notes due 2004 (the "Notes") and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of an additional $37,500,000 of the Notes to cover over-allotments, if any. The aforesaid $250,000,000 principal amount of Notes (the "Initial Securities") to be purchased by the Underwriters and all or any part of the $37,500,000 principal amount of Notes subject to the option described in

Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an
indenture dated as of   (the "Indenture") between the Company and Chase
Manhattan Trust Company, National Association, as trustee (the "Trustee").

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        It is understood that concurrently with the offering and sale of the Securities the Company intends to offer and sell in a registered public offering shares of Common Stock, par value $.001 per share (the "Common Stock"). The Company is concurrently entering into two purchase agreements dated the date hereof (the "U.S. Purchase Agreement" and the "International Purchase Agreement") relating to the offering and sale of up to 6,900,000 shares of the Common Stock (the "Concurrent Equity Offering") through arrangements with certain underwriters. Neither the offer and sale of the Securities contemplated hereby nor the offer and sale of the Common Stock is conditioned upon consummation of the other.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-91447) covering, among other things, the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in the form of prospectus to be used in connection with the offering and sale of the Securities or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, but excluding those parts of such registration statement relating to the Concurrent Equity Offering, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final form of prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus". If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary Prospectus dated , 1999, and together with the applicable Term Sheet, and all references in this Agreement to the date of such prospectus shall mean the date of the applicable Term Sheet.

        For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        SECTION 1.  Representations and Warranties.

        (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each Underwriter, as follows:

               (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. None of the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

               Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the financial statements and supporting schedules thereto are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") each on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

             (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as of the date hereof, and except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries and each of VerticalNet, Inc., Benchmarking Partners, Inc., Breakaway Solutions, Inc., Deja.com, Inc., eMerge Interactive, Inc., ONVIA.com, Inc., PaperExchange.com LLC, CommerX, Inc., CommerceQuest, Inc., ComputerJobs.com, Inc., Purchasing Solutions, Inc., traffic.com, Universal Access, Inc. and VitalTone Inc. (each, a "Material Holding" and, collectively, the "Material Holdings"), considered as one enterprise reflecting the Company's ownership interests in its subsidiaries and the Material Holdings, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, any of its subsidiaries or Material Holdings, other than those in the ordinary course of business, which are material with respect to the Company, its subsidiaries and the Material Holdings, considered as one enterprise reflecting the Company's ownership interests in its subsidiaries and the Material Holdings, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

             (vi) Good Standing of Subsidiaries and Material Holdings. Each of the majority-owned subsidiaries of the Company (the "Subsidiaries") and each Material Holding has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the issued and outstanding capital stock of each of the Company's subsidiaries and each Material Holding has been duly authorized and validly issued, is fully paid and non-assessable, and the Company owns its interests in its Subsidiaries and the Material Holdings, in each case in the amounts and percentages (subject to rounding) disclosed in the Registration Statement, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for the security interest granted by the Company to PNC Bank, N.A. under the revolving bank credit facility and as otherwise disclosed in the Registration Statement; and none of the outstanding shares of capital stock of any of its Subsidiaries or Material Holdings owned by the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary or Material Holding.

             (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, the U.S. Purchase Agreement, and the International Purchase Agreement, or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

           (viii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

           (ix) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

           (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (xi) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

           (xii) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the

        Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

           (xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries nor any Material Holding is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any of its Subsidiaries or any Material Holding is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any of its subsidiaries or any Material Holding is subject (collectively, the "Instruments"), except for such violations and defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or Material Holdings pursuant to, the Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or Material Holdings or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Material Holdings or any of their assets, properties or operations or except for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries or Material Holdings.

            (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries or Material Holdings exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's or Material Holding's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or Material Holdings, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company, its Subsidiaries and the Material Holdings, considered as one enterprise reflecting the Company's ownership interests in its Subsidiaries and the Material Holdings or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries or Material Holdings is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xvii) Possession of Intellectual Property. The Company, its Subsidiaries and its Material Holdings own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries or Material Holdings has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries or Material Holdings therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

            (xix) Possession of Licenses and Permits. The Company, its Subsidiaries and its Material Holdings possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, its Subsidiaries and its Material Holdings are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries or Material Holdings has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

             (xx) Title to Property. The Company, its Subsidiaries and its Material Holdings have good and marketable title to all real property owned by the Company, its Subsidiaries and its Material Holdings and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries or Material Holdings; and all of the leases and subleases material to the business of the Company, its Subsidiaries and its Material Holdings, considered as one enterprise, and under which the Company or any of its Subsidiaries or Material Holdings holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary nor any Material Holding has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries or Material Holdings under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary or Material Holding to the continued possession of the leased or subleased premises under any such lease or sublease.

             (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

             (xxii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries or Material Holdings is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials

        (collectively, "Environmental Laws"), (B) the Company, its Subsidiaries and its Material Holdings have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, any of its Subsidiaries or any of its Material Holdings and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of its Subsidiaries or any of its Material Holdings relating to Hazardous Materials or any Environmental Laws.

            (xxiii) Year 2000. The Company is reviewing its operations and those of its Subsidiaries and any Material Holdings to evaluate the extent to which the businesses or operations of the Company or any of its Subsidiaries or Material Holdings will be affected by the Year 2000 Problem; as a result of such review, the Company believes that the disclosure in the Prospectus relating to the Year 2000 Problem is accurate in all material respects. As used in clause (xxi), the "Year 2000 Problem" means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, transmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not materially affect the business operations of the Company, its Subsidiaries and any Material Holdings after December 31, 1999.

            (xxiv) Authorization of Stock Dividend. The issuance as a stock dividend on December 10, 1999 by the Company to each holder of record of shares of Common Stock of two shares of Common Stock for every share of Common Stock held of record at the close of business on December 6, 1999, has been duly authorized and approved and complies in all material respects with the requirements of the Nasdaq National Market, and upon such issuance such shares shall be validly issued, fully paid and non-assessable.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries or Material delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2.  Sale and Delivery to Underwriters; Closing.

       (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

       (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $37,500,000 principal amount of Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities.

       (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower 1717 Arch Street, Philadelphia, Pennsylvania 19103, or at such other place as shall be agreed upon Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the

Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b)

Registration Statement.

        (g) Rule 158. The Company will file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders
no later than 45 days after   an earnings statement for the purposes of, and to
provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (i) Listing. The Company will use its best efforts to maintain the quotation of the shares of Common Stock on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) Restriction on Sale of Securities. During the period from the date of the Prospectus through the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

        (k) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or any preferred securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, any convertible securities or any preferred securities, whether any such swap or transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the shares of Common Stock to be sold pursuant to the Concurrent Equity Offering, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of the Securities and any other security outstanding on the date hereof and referred to in the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

        (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        (m) Compliance with Rule 463. The Company will file with the Commission such reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

        SECTION 4.  Payment of Expenses.

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities and the Common Stock issuable upon conversion thereof, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities and the Common Stock issuable upon conversion thereof under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and the Common Stock issuable upon conversion thereof and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and the Common Stock issuable upon conversion thereof.

        (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries or Material Holdings of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinions of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (x) Dechert Price & Rhoads, counsel for the Company, and (y) Davis Polk & Wardwell, special 1940 Act counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A and Exhibit B hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, its Subsidiaries and its Material Holdings and certificates of public officials

        (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, its Subsidiaries and its Material Holdings and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or is contemplated by the Commission.

        (e) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received one or more letters from KPMG LLP dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter(s) for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP letter(s), dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by such securityholders as the Representatives and the Company may mutually agree.

        (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (i)  Maintenance of Rating. At Closing Time, the Securities shall be
rated at least   by Moody's Investor's Service Inc. and   by Standard & Poor's
Ratings Group, a division of McGraw-Hill, Inc. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

        (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:


                 (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                 (ii) Opinion of Counsel for Company. The favorable opinion of Dechert Price & Rhoads, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                 (iii) Opinion of Special 1940 Act Counsel. The favorable opinion of Davis Polk & Wardwell, special 1940 Act counsel for the Company, dated such Date of Delivery, relating to the 1940 Act and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                 (iv) Opinion of Counsel for Underwriters. The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                 (v) Bring-down Comfort Letter. One or more letters from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to

            Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                 (vi) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

        (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Common Stock issuable upon conversion as contemplated in this Agreement, as the case may be, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Common Stock issuable upon conversion as contemplated in this Agreement, as the case may be, shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.  Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus to the person asserting any such losses, liabilities, claims, damages and expenses, to the extent that any such loss, liability, claim, damage or expense of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of an amended or supplements preliminary prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and with sufficient time to effect a recirculation pursuant to Rule 461 under the Securities Act and the loss, liability, claim, damage, or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was identified in writing prior to the effective date of the registration statement to such Underwriter and corrected in an amended or supplemented preliminary prospectus (excluding any document incorporated by reference) and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

        (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities and the Common Stock issuable upon conversion thereof pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls

Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or its Material Holdings submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.  Termination of Agreement.

       (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

       (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

       (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

       (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this Section 10.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Matthew Abrusci, Esq.; and notices to the Company shall be directed to it at Building 800, 435 Devon Park Drive, Wayne, Pennsylvania 19087, attention of Henry N. Nassau, Esq.

        SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,
                                        INTERNET CAPITAL GROUP, INC.

                                        By
                                           ------------------------------------
                                           Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
GOLDMAN, SACHS & CO.
DEUTSCHE BANK SECURITIES INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By
   --------------------------------------
            Authorized Signatory

For itself and as Representative of the
other Underwriters named in Schedule A hereto.

                                  SCHEDULE A


                                                                     Principal
                                                                     Amount of
Name of Underwriter                                                 Securities
-------------------                                               --------------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated.............................................
Goldman, Sachs & Co..............................................
Deutsche Bank Securities Inc.....................................
                                                                    ------------

Total                                                               $250,000,000
                                                                    ============

                                     Sch A-1

                                   SCHEDULE B

                          INTERNET CAPITAL GROUP, INC.
                                  $250,000,000
                  [ ]% Convertible Subordinated Notes due 2004


        1. The initial public offering price of the Securities shall be [ ]% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

        2. The purchase price to be paid by the Underwriters for the Initial Securities shall be [ ]% of the principal amount thereof.

        3. The interest rate on the Securities shall be [ ]% per annum.

        4. The Securities shall be convertible into shares of common stock, par
value $.001 per share, of the Company at an initial conversion price of $   per
share (equivalent to a conversion rate of   shares per $1,000 principal amount
of Securities).

        5. The Securities may be redeemed in whole or in part, at any time
before   , 2002, at a redemption price equal to $1,000 per $1,000 principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, to the date of redemption if the closing price of Common Stock has exceeded 150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date of mailing of the provisional redemption notice. Upon any provisional redemption, the Company must make an additional payment in cash with respect to
the Securities called for redemption in an amount equal to $   per $1,000
principal amount of the Securities, less the amount of any interest actually paid on the Securities before the call for redemption. The Company will be obligated to make this additional payment on all Securities called for provisional redemption, including any Security converted after the notice date and before the provisional redemption date.

        6. The Securities may be redeemed at any time on or after   2002, at
redemption prices described in the Prospectus plus accrued and unpaid interest.

        7. Upon a change of control event, each holder of the Securities may require the Company to repurchase some or all of the Securities at a purchase price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest. The Company may, at its option, instead of paying the change in control purchase price in cash, pay it in Common Stock valued at 95% of the average of

                                    Sch B-1
the closing sales prices of Common Stock for the five trading days immediately preceding and including the third day prior to the date the Company is required to repurchase the Securities. The Company cannot pay the change in control purchase price in Common Stock unless the Company satisfies the conditions described in the Indenture.


                                     Sch B-2

                                   SCHEDULE C

                          LIST OF PERSONS AND ENTITIES
                                SUBJECT TO LOCKUP



Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
Ann B. Alexander
Douglas A. Alexander
Matthias Allgaier
Shaun G. Andrikopouloss
Michelle Arden
John H. and Karen Ashbaugh
Rajesh Atluru
Rob Ayer
Jeff Ballowe
Stewart Bertron
Coleman Bienvenu, Jr.
Rodney Bienvenu
F. Scott Blackburn
Robert S. Blank
Ellen Blood
Michael J. Bogar
Don E. Bonazzo
Peter J. Boni
Joseph Bovi
Chris L. Branscum
Julian A. Brodsky
Frederick D. and Joyce H. Brown
Susan R. Buckley
Walter W. Buckley, Jr.
Walter W. Buckley, III
Richard G. Bunker, Jr.
TUA Charlotte S. Burch                         By:  Susan S. Burch, Trustee
J. Christopher Burch
John W. Burch
Robert L. Burch
Robert L. Burch TUA                            By: John W. Burch, Trustee
TUA Robert L. Burch, II                        By: Susan S. Burch, Trustee
TUA Victoria N. Burch                          By: Susan S. Burch, Trustee
T. Richard Butera
James I. Cash, Jr., Ph.D.


                                    Sch C-1

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
William C. Cason
K.B. Chandrasekha
Daniel F. Chapey
Salvador Chavez
Haobo Chen
David Chu
Churchill Family Partnership LP                By:  Winston J. Churchill
Scott L. Claver
Anthony J. Colarulo
Regan Coleman
Comcast ICG, Inc.                              By:  Julian A. Brodsky
Kevin Comerford
Alan R. Cooke
Marc Cummins
CPQ Holdings, Inc.                             By:  Linda S. Auwers
James Dai
Bruce Dallas
Gary Danehower
Richard D'Angelo
Frederick Mark D'Annolfo
Stephen B. Darby
Dwight Darling
Henry Davis
Robert E. Davoli
Pierre de Saint Phalle
Michael Dell
Dell Computer
Rick Devine
David M. DiPietro
Stephen Duckett
James A. Duffy
Dynabit Holding AG                             By: Daniel Segerter
Esther Dyson
Christy Howells Ericson
Eric Etheridge
Dave Evans
Sergio Faissol
Babak Farzami
F.E.A. Trust F/B/O Shelly Lotman Fisher        By:  George Ginader, Trustee
E. Michael Forgash

                                    Sch C-2

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
Michael H. Forster
Michael Fox
Kenneth A. Fox
Robert L. Frank
Howard M. Frankel
Stuart H. Fullerton
David D. Gathman
GE Equity                                      By:  Scott Gould
Rod and Connie Georgiu
Dr. Thomas P. Gerrity
The Stephen J. Getsy Living Trust              By:  Stephen J. Getsy
Michael K. Gilfillan
Nancy J. Gilfillan
Shane Gorman
Gregory Gozzo (via fax)
Cherryl Graham
Christopher H. Greendale
Graham Family Growth Partnership, L.P          By:  Paul L. Rudy, III
Steven C. Graham
Michael S. Grajeda
Richard A. Guttendorf, Jr.
Michael J. Halloran
Kristen Hamilton
Rowland Hanson
Chris Harding
Thomas G. and Melissa B. Harris
Alex W. Hart
Gregory W. Haskell
Austin Hearst
Todd G. Hewlin
Eric Hippeau
Michael B. High
Steven D. Hobman
Thomas C. Hohman
Daniel P. Hoogterp
Ron Hovsepian
Robert E. Howells
Alan Hu
Victor Hwang
Michele Iacovone

                                    Sch C-3

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
IBM Corporation
ICG Associates, L.P                            By:  Henry N. Nassau
International Business Machines
Internet Assets, Inc.                          By:  Bader F. A-Rezaihan
Dev Ittycheria                                 By:  Stuart J. Robin
J.F.I. - ICG, LLC
Sam Jadallah
Wendy E. Jones
Jonathan Kalman
Susan Foley Kane
Robert E. Keith, Jr.
Keystone Foods Corporation                     By:  Herbert Lotman
                                               (Chairman)
Tom Kippola
Kraft Group LLC                                By:  Robert K. Kraft,
                                               Chairman
Blair LaCorte
Teck Chye Lau
James J. Lawless, Jr.
Stephen M. Layne
Peggy Ledvina
Nathan Leight
Joanna McNeil Lewis
Brad A. Lich
Donna M. Lightner
David F. Lincoln
Links, LLC                                     By:  Robert Holmen, CFO
John A. Loftus, Jr.
William C. Loftus
Mark Lotke
Herbert and Karen Lotman                       By:  Herbert Lotman
F.E.A. Trust F/B/O Jeffrey Lotman              By:  George Ginader, Trustee
Chin-Hock Low
Ira M. Lubert
Fred and Samantha Lyman, Tenants in
Survivorship
Joseph F. and Margaret J. Lynch
Robert J. Lynch
Steven G. Madere
Terrence R. Manning
William F. Mannion, Jr.


                                    Sch C-4

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
Bruce D. Margetich
George R. Mark
James M. and Angela D. Marks
Anne Martin
David N. Martin
Douglas M. Marzonie
Harold E. McCloy
John McKinley
Mark A. McKinley, Jr.
Paul McNabb
Mellon Ventures NW, LLC                        By:  Ronald J. Coombs, VP
MH Associates                                  By:  Michael Hagen
Mid-America Capital Resources, Inc             By:  Joseph A. Gustin
John A. Miller, Jr.
Frank P. L. Minard
Geoffrey A. Moore
Cristina M. Morgan
Eric J. Morgan
Moses Trust                                    By:  Louise G. Moses,
                                               Robert A. Fox
                                               and Stephen B. Narin,
                                               Trustees
Daniel E. Murphy
Lawrence P. Murphy
Michael S. Murray
Warren V. Musser
Henry N. Nassau
Deborah S. Newman
John Nickolas
Paul W. Noglows
J. Gerald O'Connor
Robert K. Packard
Cynthia B. Padnos
Janet Paroo
Palantir Partners, LP                          By:  Glenn Dosmay
Bernard Pancer
James R. Patterson
Luigi A. Peluso
Penn Road Investors                            By:  Leslie A. Brun
Roger S. Penske, Jr.
Don Peppers


                                    Sch C-5

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
George L. Peterson, Jr.
Karl I. Peterson
Petropower General Partnership                 By:  James F. Adelson,
                                               Partner
Michael Pickett
Samuel A. Plum
Poduska Family LTD PTSHP                       By:  John William Poduska,
                                               Sr.
John William Poduska, Sr.
Robert A. Pollan
William L. Powar
John Preston
T. Rowe Price
Leslie C. Quick, Jr.
Thomas C. Quick
R.A.F. Ventures VII, L.P.                      By:  Robert A. Fox
Joseph M. Ramos
Ramsey Beirne Partners, LLC                    By:  James H. Chung, Member
                                               & CFO
Krishna Rangarajan
VBW Raptor Fund LLC                            By:  David J. Duval
R.C. Estes
M. Reid & Company                              By:  Michael M. Reid
M. Reid & Company II, LLC                      By:  Robert H. Woosley,
                                               President
River Light LLC                                By:  Mitchell J. Kelly
RMDG Investors, LLC                            By:  Robert S. Carpenter
Peter R. Roberts                               VP BancBoston Investments
                                               Inc.
Marha Rogers
Lou Ryan
Safeguard 98 Capital L.P.                      By:  James A. Ounsworth
Safeguard International Advisors, LLC          By:  Arthur R. Spector
Safeguard Scientifics (Delaware), Inc.         By:  James A. Ounsworth
Carol Sue Sandler
Wayne B. Saunders
John S. Scott
Frank Selldorff
Christopher K. Sellers
Stephen Sharp
Mayo A. Shattuck, III


                                    Sch C-6

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
Yossi Sheffi
Shoemaker Internet, LP                         By:  Peter Shoemaker
Donna M. Shore
Paul G. Shorthose
Patrick C. Shutt
Edward Sickles
Allan A. Siegert
Paul H. Slaats
Christopher Smith
E. Barry Smith
S.M.M. Internet                                By:  Robert A. Sargent
David Solomont
Peter Solvik
Patricia Solvik
Ronni Sonnenberg
James Stableford
Charles G. Stacey
Jeffrey P. Stamen
David A. Stamm
Edward Steidle, II
Bradley H. Stein
Karl F. Steiner
Stojka Brothers Partnership                    By:  Nick J. Stojka
Charles W. Stryker
Tarrant Internet Partners, L.P.                By:  James J. O'Brien
Technology Leaders Management, Inc.            By:  Pamela A. Strisofsky
Technology Leaders II C.V.                     By:  Pamela A. Strisofsky
Technology Leaders II L.P.
Technology Leaders II Offshore C.V.
Jean C. Tempel
John B. Thompson II and
Susan M. Thompson
TL Ventures IV L.P.                            By:  Robert E. Keith, Jr.
Dawn Ann Travis
Ronald J. Trichon, Jr.
Jeffrey A. Uthoff
Gerard T. Van Arkel
5 S Ventures, LLC                              By:  K.B. Chandrasekha
Colin Wahl
Mark L. Walsh
David Weaver


                                    Sch C-7

Individual/Trust Name                          Signatory (where applicable)
---------------------------------------------- ---------------------------------
David A. Weber
Gary Wendt
William J. Wilcoxson
Scott R. Williams
Richard J. Winton
David Wolf
Sherri L. Wolf
Allyn C. Woodward, Jr.
World Venture Partners Inc.                    By:  Michael Ritter
Robert G. Yablunsky
Betty Yamanaka
Terrence Yanni
Sergio Zyman

                                    Sch C-8

                                                                      Exhibit A


                    FORM OF OPINION OF DECHERT PRICE & RHOADS
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each of Pennsylvania, Massachusetts and California.

         3. The Company has ____________ authorized, issued and outstanding shares of capital stock as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         4. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

         5. The Indenture has been duly authorized by the Company and duly


                                    Ex. A-1
qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        6. The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

        7. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder.

        8.  The Indenture has been duly qualified under the 1939 Act.

        9. The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

        10. The issuance as a stock dividend on December 10, 1999 by the Company to each holder of record of shares of Common Stock of two shares of Common Stock for every share of Common Stock held of record at the close of business on December 6, 1999, has been duly authorized and approved, and upon such issuance such shares shall be validly issued, fully paid and non-assessable.


                                    Ex. A-2

        11. Each majority-owned subsidiary and Material Holding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, the issued and outstanding capital stock of each majority-owned subsidiary or Material Holding owned by the Company has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through majority-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than to the lenders under the revolving bank credit facility; and none of the outstanding shares of capital stock of any subsidiary or Material Holding owned by the Company was issued in violation of the preemptive or similar rights of any securityholder of each subsidiary or Material Holding.

        12. The Purchase Agreement has been duly authorized executed and delivered by the Company.

        13. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        14. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates (other than the financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        15. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and by-laws of the Company and the requirements of the Nasdaq National Market.

        16. To our knowledge, there is not pending or threatened any action,


                                    Ex. A-3
suit, proceeding, inquiry or investigation, to which the Company or any majority-owned subsidiary is a party, or to which the property of the Company or any majority-owned subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect with respect to the Company, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

        17. The information in the Prospectus and in the Registration Statement to the extent that it constitutes matters of law, summaries of legal matters, the Company's Certificate of Incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

        18. To our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

        19. All descriptions in the Prospectus of contracts and other documents to which the Company, its majority-owned subsidiaries or its Material Holdings are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        20. To our knowledge, neither the Company nor any of its majority-owned subsidiaries nor any Material Holdings is in violation of its charter or by-laws and no default by the Company or any majority-owned subsidiary or Material Holding exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

        21. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of


                                    Ex. A-4
the Securities and the Common Stock issuable upon conversion thereof.

        22. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and Common Stock issuable upon conversion thereof and the use of the proceeds from the sale of the Securities and Common Stock issuable upon conversion thereof as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its majority-owned subsidiaries or Material Holdings pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its majority-owned subsidiaries or Material Holdings is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its majority-owned subsidiaries or Material Holdings is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its majority-owned subsidiaries or Material Holdings or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any majority-owned subsidiary or Material Holding or any of their respective properties, assets or operations.

        23. To the best of our knowledge, other than rights that have been waived, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except as disclosed in the Registration Statement.

        24. To our knowledge, there are no pending or threatened claims of infringement of any material patent, trademark, service mark or copyright or of misappropriation of trade secrets, necessary for the Company to conduct the business currently conducted by it, the unfavorable outcome of which could reasonably be expected to have a material adverse effect on the Company and that are required to be described in the Registration Statement or the Prospectus but are not described as required.

        25. We have no knowledge that the Company will be unable to operate


                                    Ex. A-5
under any current license of a patent, trademark, service mark, copyright or trade secret, which license is necessary for the Company to conduct the business currently conducted by it.

        26. Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        27. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                    Ex. A-6

                                                                       Exhibit B


                     FORM OF OPINION OF DAVIS POLK & WARDWELL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


        (i) The Company is not, and upon the issuance and sale of the Securities and the Common Stock and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.


                                    Ex. B-1

                                                                       Exhibit C


                                November    , 1999


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
BancBoston Robertson Stephens Inc.
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

    Re:        Proposed Public Offerings by Internet Capital Group, Inc.
               ---------------------------------------------------------

Dear Sirs:

        The undersigned, a stockholder, officer or director of Internet Capital Group, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., Deutsche Bank Securities Inc., Lehman Brothers Inc. and BancBoston Robertson Stephens Inc. propose to enter into a purchase agreement with the Company providing for the public offering of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and that concurrently with the offering of shares Merrill Lynch, Goldman Sachs & Co. and Deutsche Bank Securities propose to enter into a note purchase agreement with the Company providing for the public offering of the Company's convertible subordinated notes due 2004 (the "Convertible Notes"). Completion of each of the offering of shares and the offering of Convertible Notes is not conditioned upon completion of the other. In recognition of the benefit that these offerings will confer upon the undersigned as a stockholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the purchase agreements that, during a period of 180 days from the date of the purchase agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell


                                    Ex. B-2
any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock, any Convertible Notes or any securities convertible into or exchangeable or exercisable for Common Stock or Convertible Notes, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request the Company to file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or the Convertible Notes, whether any such swap or transaction is to be settled by delivery of Common Stock, Convertible Notes or other securities, in cash or otherwise.


                                             Very truly yours,


                                             ----------------------------------
                                             (Print name of beneficial owner)


                                  Signed by:
                                             ----------------------------------
                                             (Print name of signatory
                                             if signed on behalf of
                                             beneficial owner:               )



                                    Ex. B-3